UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 22, 2007

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 22, 2007, Esterline Technologies Corporation (“Esterline”) appointed Brad Lawrence as Group Vice President. Prior to this appointment, Mr. Lawrence, 59, was the President of Advanced Input Devices, Inc., part of Esterline’s Avionics & Controls segment, since September 2002. From 2001 to August 2002, he served as Vice President and General Manager, Automated Systems Division, of PRI Automation, Inc., a provider of semiconductor automated equipment systems and software. Mr. Lawrence has a Bachelor of Science degree in Business Administration from Pennsylvania State University and a MBA degree from the University of Pittsburgh.

In connection with the appointment, effective January 22, 2007, Mr. Lawrence agreed to the terms an offer letter pursuant to which Mr. Lawrence will receive an annual base salary of $260,000, which is subject to adjustment at the discretion of Esterline’s board of directors. Mr. Lawrence also received an option grant for 25,000 shares of Esterline common stock with an exercise price of $38.91 per share under Esterline’s 2004 Equity Incentive Plan. Mr. Lawrence will be entitled to participate in Esterline’s 2007 Annual Incentive Compensation Plan for fiscal year 2007 at a target award amount of 35% of base salary and in Esterline’s Long-Term Incentive Plan at a target award amount of 40% of base salary. Because Mr. Lawrence is eligible to participate in these incentive plans, he agreed that he will no longer participate in the other incentive plans in which he was eligible to participate in his prior position with Esterline. Mr. Lawrence will also be eligible to participate in Esterline’s retirement, health care and other benefit plans and in the Supplemental Executive Retirement Plan and the Supplemental Executive Retirement and Deferred Compensation Plan. Mr. Lawrence will receive a car allowance of up to approximately $9,600 annually, and Esterline will also pay up to $5,000 annually to a financial services provider for services rendered to Mr. Lawrence and will reimburse him for certain relocation expenses in accordance with standard corporate policy.

In connection with Mr. Lawrence’s new position, and like Esterline’s arrangements with its other executive officers, Esterline and Mr. Lawrence also entered into a change in control agreement that provides, in the event that Mr. Lawrence is terminated without cause or resigns for good reason within two years of a change of control, a lump sum payment equal to three times Mr. Lawrence’s average compensation during the prior two years, payment of certain legal fees and expenses associated with the termination and insurance benefits for the remainder of an initial two-year period. Except for the payments described above, Mr. Lawrence, like all other executive officers of Esterline, will serve at the pleasure of the board of directors.

The foregoing summary of the offer letter is qualified in its entirety by the terms of the offer letter, which is filed with this report as Exhibit 10.19f and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 22, 2007, Esterline issued a press release regarding the appointment of Mr. Lawrence as Esterline’s Group Vice President, which is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.19f*	Memorandum from Esterline Technologies Corporation to Brad Lawrence dated December 11, 2006.

99.1	Press release issued by Esterline Technologies Corporation dated January 22, 2007.

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: January 23, 2007	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.19f*	Memorandum from Esterline Technologies Corporation to Brad Lawrence dated December 11, 2006.

99.1	Press release issued by Esterline Technologies Corporation dated January 22, 2007.

*	Indicates management contract or compensatory plan or arrangement.